Exhibit 10.23

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Amended and Restated Credit Agreement (this “Amendment”) is entered into as of November 4, 2010, by and among AMERICAN CRYSTAL SUGAR COMPANY, a cooperative corporation formed under the laws of the State of Minnesota (the “Borrower”), the several banks and other financial institutions from time to time party to the Credit Agreement referred to below (the “Lenders”), and COBANK, ACB, a federally chartered banking organization (“CoBank”), in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

The Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of July 30, 2009 (as amended by a First Amendment to Amended and Restated Credit Agreement dated as of July 30, 2010, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower has requested to increase the Commitment Amount for the Revolving Credit Facility (each as defined in the Credit Agreement) in accordance with Section 2.16(b) of the Credit Agreement, and the Lenders are willing to grant such request on the terms and subject to the conditions contained in this Amendment and Section 2.16(b) of the Credit Agreement.

ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.              Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

Section 2.              Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)           Amendment to Section 1.1 of the Credit Agreement (Definitions).  Section 1.1 of the Credit Agreement is hereby amended by amending and restating each of the following definitions:

“Aggregate Revolving Credit Facility Commitment Amount” means $400,000,000, constituting the sum of the Revolving Credit Facility Commitments of all Lenders, subject to adjustment in accordance with Section 2.16(a).

“Fee Letter” means, collectively, the separate agreement dated as of the Closing Date, the separate agreement dated as of June 30, 2010, and the separate agreement dated as of October 14, 2010, each between the Borrower and the

Administrative Agent, and each setting forth certain fees to be paid by the Borrower to the Administrative Agent for the Administrative Agent’s own account or for the account of the Lenders, as more fully set forth therein.

(b)           Amendment to Section 2.16(b)(i) of the Credit Agreement (Request to Increase).  Section 2.16(b)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i)            Request to Increase.  From and after November 4, 2010, and provided no Event of Default has occurred and is continuing, the Borrower may from time to time propose to increase the Commitment Amount for any Facility in accordance with this Section 2.16(b).  The aggregate principal amount of the increase to the Commitment Amount for such Facility (the “Increased Facility Amount”) shall not exceed $100,000,000 and each increase shall be at least $10,000,000.  The Borrower shall provide notice to the Administrative Agent of any requested Increased Facility Amount.  The Administrative Agent may, in its sole discretion, offer one or more Lenders the opportunity (but not the obligation), for a period of 20 days following receipt of such notice, to elect by notice to the Borrower and the Administrative Agent to subscribe to participate in the Increased Facility Amount.  Each such Lender that fails to respond to such a notice shall be deemed to have elected not to subscribe to or increase its Percentage in such Facility.

(c)           Amendments to Exhibits A and O to the Credit Agreement.  The Credit Agreement is hereby amended by deleting Exhibits A and O to the Credit Agreement and replacing them in their entirety with Exhibits A and O to this Amendment.

Section 3.              References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby, and any and all references in any other Loan Document to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

Section 4.              No Other Changes.  Except as expressly set forth herein, all terms of the Credit Agreement and each of the other Loan Documents remain in full force and effect.

Section 5.              Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)           The Borrower has all requisite power and authority, corporate or otherwise, to execute and deliver this Amendment and to perform its obligations under this Amendment and the Loan Documents to which the Borrower is a party.  This Amendment and the Loan Documents to which the Borrower is a party have been duly and validly executed and delivered to the Administrative Agent by the Borrower, and this Amendment and the Loan Documents to which the Borrower is a party constitute the Borrower’s legal, valid and binding obligations, enforceable in accordance with their terms.

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(b)           The execution, delivery and performance by the Borrower of this Amendment and the Loan Documents to which the Borrower is a party have been duly authorized by all necessary corporate or other action and do not and will not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate the Borrower’s Organizational Documents or any provision of any law, rule, regulation or order presently in effect having applicability to the Borrower, or (iii) result in a breach of, or constitute a default under, any indenture or agreement to which the Borrower is a party or by which the Borrower or its properties may be bound or affected.

(c)           All of the representations and warranties contained in Article IV of the Credit Agreement and in each other Loan Document are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(d)           No event has occurred and is continuing, or would result from the execution and delivery of this Amendment or the other documents contemplated hereunder to which the Borrower is a party, which constitutes a Default or an Event of Default.

Section 6.              Effectiveness.  This Amendment shall be effective only if the Administrative Agent has received, on or before the date of this Amendment (or such later date as the Administrative Agent may agree in writing), each of the following, each in form and substance acceptable to the Administrative Agent in its sole discretion:

(a)           this Amendment, duly executed by the Borrower;

(b)           an Acknowledgment and Agreement of Guarantor, duly executed by the Guarantor;

(c)           amended and restated Revolving Credit Facility Notes, duly executed by the Borrower in favor of each of the Revolving Credit Facility Lenders whose Revolving Credit Facility Commitment has increased in accordance with this Amendment;

(d)           a certificate of the secretary or other appropriate officer of the Borrower certifying (i) that the execution, delivery and performance of this Amendment and the other documents contemplated hereunder to which the Borrower is a party have been duly approved by all necessary action of the Governing Board of the Borrower, and attaching true and correct copies of the applicable resolutions granting such approval; (ii) that the Organizational Documents of the Borrower, which were certified and delivered to the Administrative Agent pursuant to the most recent certificate of secretary or assistant secretary given by the Borrower to the Lenders, continue in full force and effect and have not been amended or otherwise modified except as set forth in the certificate to be delivered as of the date hereof; and (iii) that the officers and agents of the Borrower who have been certified to the Administrative Agent, pursuant to the certificate of secretary or assistant secretary given by the Borrower to the Administrative Agent, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or

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setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower;

(e)           a signed copy of an opinion of counsel for each Obligor addressed to the Administrative Agent, on behalf of the Lenders, with respect to the matters contemplated by this Amendment and all other documents, agreements and certificates contemplated hereunder;

(f)            the absence of any Material Adverse Effect, financial or otherwise, affecting the Borrower or the Consolidated Group since July 15, 2010; and

(g)           payment of all fees and expenses due and payable pursuant to the Fee Letter dated as of October 14, 2010, and Section 9 hereof.

Section 7.              No Waiver.  The execution of this Amendment and any documents, agreements and certificates contemplated hereunder shall not be deemed to be a waiver of any Default or Event of Default or any other breach, default or event of default under any Loan Document or other document held by the Administrative Agent or any Lender, whether or not known to the Administrative Agent or any Lender and whether or not existing on the date of this Amendment.

Section 8.              Release of Administrative Agent and Lenders. The Borrower, by its signature to this Amendment, hereby absolutely and unconditionally releases and forever discharges the Administrative Agent and the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former Directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever occurring or arising prior to the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

Section 9.              Costs and Expenses.  The Borrower hereby reaffirms its agreement under Section 9.6 of the Credit Agreement to pay or reimburse the Administrative Agent on demand for all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and specifically including allocated costs of in house counsel), in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the other documents, agreements and certificates contemplated hereunder (whether or not the transactions contemplated hereby or thereby shall be consummated).

Section 10.            Miscellaneous.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

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This Amendment shall be governed by, and construed in accordance with, the laws of the State of Colorado (other than its conflicts of laws rules).

Signature page follows

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

AMERICAN CRYSTAL SUGAR COMPANY, as Borrower

By:	/s/ Samuel S. M. Wai
	Name:	Samuel S. M. Wai
	Title:	Treasurer

COBANK, ACB, as Administrative Agent and as a Lender

By:	/s/ Michael Tousignant
	Name:	Michael Tousignant
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Edward L. Cooper III
	Name:	Edward L. Cooper III
	Title:	Senior Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Victor Pierzchalski
	Name:	Victor Pierzchalski
	Title:	Authorized Signatory

U.S. AGBANK, FCB, as a Lender

By:	/s/ Travis W. Ball
	Name:	Travis W. Ball
	Title:	Vice President

Signature Page to Second Amendment to Amended and Restated Credit Agreement

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of American Crystal Sugar Company, a cooperative corporation formed under the laws of the State of Minnesota (the “Borrower”), to CoBank, ACB, a federally chartered banking organization, in its capacity as the Administrative Agent (as described in the Credit Agreement defined in the foregoing Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”)), pursuant to an Amended and Restated Guaranty dated as of July 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), hereby (i) acknowledges receipt of the Second Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms all obligations to the Administrative Agent and the Lenders pursuant to the terms of the Guaranty; and (iv) acknowledges that the Administrative Agent and the Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty.

SIDNEY SUGARS INCORPORATED

By:	/s/ Samuel S. M. Wai
	Name:	Samuel S. M. Wai
	Title:	Treasurer

Signature Page to Acknowledgment and Agreement of Guarantor

Exhibit A

COMMITMENTS AND ADDRESSES

Name	Commitment Amounts	Notice Address
CoBank, ACB, as Administrative Agent	N/A	5500 South Quebec Street Greenwood Village, CO 80111 Attention: Jacquie Fredericks Phone: (303) 694-5833 Facsimile: (303) 796-1456 E-mail: jfreder@cobank.com
CoBank, ACB, as a Lender	Revolving Credit Facility Commitment: $245,500,000 Term Commitment: $22,293,401.98 Term Revolving Commitment: $40,000,000 Revolving Letter of Credit Commitment: $54,304,163.06	5500 South Quebec Street Greenwood Village, CO 80111 Attention: Jacquie Fredericks Phone: (303) 694-5833 Facsimile: (303) 796-1456 E-mail: jfreder@cobank.com
U.S. AgBank, FCB, as a Lender by assignment pursuant to an Assignment and Assumption	Revolving Credit Facility Commitment: $57,500,000 Term Commitment: $0 Term Revolving Commitment: $10,000,000 Revolving Letter of Credit Commitment: $6,545,036.93	245 N. Waco Wichita, KS 67202 Attention: Travis W. Ball Phone: (316) 266-5448 Facsimile: (316) 291-5011 E-mail: travis.ball@usagbank.com

Exhibit A - 1

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Revolving Credit Facility Commitment: $36,000,000 Term Commitment: $0 Term Revolving Commitment: $0 Revolving Letter of Credit Commitment: $0

1251 Avenue of the Americas

New York, NY 10020-1104

Attention: Portfolio Management Group

Phone: (212) 782-4206

Facsimile: (212) 782-6440

With a copy to:

Attention: Scott Ackerman, VP

601 Carlson Parkway, Suite 370

Minnetonka, MN 55305

Phone: (952) 473-7894

Facsimile: (952) 473-5152

E-mail: sackerman@us.mufg.jp

Wells Fargo Bank, National Association	Revolving Credit Facility Commitment: $61,000,000 Term Commitment: $0 Term Revolving Commitment: $0 Revolving Letter of Credit Commitment: $0	1740 Broadway Denver, CO 80274 Attention: Edward Cooper III Phone: (312) 845-9747 Facsimile: (312) 845-4462 Email: ed.cooper3@wellsfargo.com

Exhibit A - 2

Exhibit O

FARM CREDIT PARTICIPANTS

Name	Participation Amounts	Notice Address	Voting Participant
AgCountry Farm Credit Services, FLCA	Revolving Credit Facility Participation: $21,000,000 Term Facility Participation: $0 Term Revolving Facility Participation: $0 Revolving Letter of Credit Participation: $5,336,397.89	David B. Rupp AgCountry, FCS 1900 44th Street South PO Box 6020 Fargo, ND 58103 Business Phone: 701-499-2559 Business Fax: 877-811-4074 EMail: dave.rupp@agcountry.com	Yes
AgFirst Farm Credit Bank	Revolving Credit Facility Participation: $47,500,000 Term Facility Participation: $0 Term Revolving Facility Participation: $8,000,000 Revolving Letter of Credit Participation: $0	John Burnside AgFirst Farm Credit Bank 1401 Hampton Street Columbia, SC 29201 Business Phone: 803-753-2221 Business Fax: 803-254-4219 EMail: jburnside-servicing@agfirst.com	Yes

Exhibit O - 1

Bank of North Dakota	Revolving Credit Facility Participation: $24,000,000 Term Facility Participation: $0 Term Revolving Facility Participation: $0 Revolving Letter of Credit Participation: $0	Tom Redmann Bank of North Dakota 700 E. Main Avenue Bismarck, ND 58502-5509 Business Phone: 701-328-5671 Business Fax: 701-328-5731 EMail: tredmann@state.nd.us	Yes
Farm Credit Bank of Texas	Revolving Credit Facility Participation: $27,500,000 Term Facility Participation: $0 Term Revolving Facility Participation: $0 Revolving Letter of Credit Participation: $0	Isaac E. Bennett Farm Credit Bank of Texas 4801 Plaza on the Lake Drive Austin, TX 78746 Business Phone: 512-465-0717 Business Fax: 512-465-1832 EMail: isaac.bennett@farmcreditbank.com	Yes
Farm Credit Services of America, FLCA	Revolving Credit Facility Participation: $7,500,000 Term Facility Participation: $0 Term Revolving Facility Participation: $8,000,000 Revolving Letter of Credit Participation: $4,438,130.33	Curt Brown Farm Credit Services of America, FLCA 5015 South 118th Street Omaha, NE 68137 Business Phone: 402-348-3668 Business Fax: 402-348-3324 EMail: brownc@fcsamerica.com	Yes

Exhibit O - 2

Farm Credit Services of Mid-America, FLCA	Revolving Credit Facility Participation: $31,000,000 Term Facility Participation: $0 Term Revolving Facility Participation: $0 Revolving Letter of Credit Participation: $0	Ralph Bowman Farm Credit Services of Mid-America, FLCA 1601 UPS Drive Louisville, KY 40223 Business Phone: 502-420-3918 Business Fax: 502-420-3618 EMail: rbowman@e-farmcredit.com	Yes
First Pioneer Farm Credit, ACA	Revolving Credit Facility Participation: $0 Term Facility Participation: $0 Term Revolving Facility Participation: $8,000,000 Revolving Letter of Credit Participation: $4,266,562.38	James Papai First Pioneer Farm Credit, ACA 240 South Road Enfield, CT 06082 Business Phone: 860-741-4380 x261 Business Fax: 860-253-5565 EMail: james.papai@firstpioneer.com	Yes
Northwest Farm Credit Services, FLCA	Revolving Credit Facility Participation: $3,000,000 Term Facility Participation: $0 Term Revolving Facility Participation: $11,000,000 Revolving Letter of Credit Participation: $15,205,663.01	Northwest Farm Credit Services, FLCA 1700 S. Assembly Street Spokane, WA 99224 EMail: participations@farm-credit.com	Yes

Exhibit O - 3